UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2012

ACCURAY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33301	20-8370041
(Commission File Number)	(IRS Employer Identification No.)

1310 Chesapeake Terrace
Sunnyvale, California 94089

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 716-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

(e)  Compensatory Arrangements of Certain Officers.

In connection with Mr. Raanes’ separation from the Company, which occurred on November 16, 2012, the Company and Mr. Raanes entered into a General Release and Separation Agreement (the “Separation Agreement”) on November 26, 2012, the terms of which were specified in his employment letter agreement with the Company.  Pursuant to the Separation Agreement, the Company agreed to pay a lump-sum cash severance to Mr. Raanes in the amount of $475,120.05 and agreed to provide Mr. Raanes outplacement services.  In the Separation Agreement, Mr. Raanes provided the Company a general release and acknowledged his continuing obligations under certain restrictive covenants set forth in his employment letter agreement.

The Company will file the Separation Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2012.  The descriptions set forth in this Item 5.02 are a summary and are therefore qualified in their entirety by the complete text of the Separation Agreement when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURAY INCORPORATED

Dated: November 28, 2012	By:	/s/ Darren J. Milliken
Darren J. Milliken
Senior Vice President, General Counsel & Corporate Secretary